Exhibit C(8)

Certain portions of this exhibit have been omitted pursuant to a Confidential Treatment Request filed separately with the Commission pursuant to Exchange Act Rule 24b-2(b). Omissions are indicated by "***" in this exhibit.

# Herbalife International, Inc.

# Analysis of Round 2 Proposals

# February 26, 2002

BARRINGTON ASSOCIATES

INVESTMENT BANKERS

## Comparison of Proposals

| Comparison of Proposals | | | | |
|---|---|---|---|---|
| Private Equity Group | Revised Price Per Share | Initial Price Per Share | Time to Merger Agreement | Key Considerations |
| *** | $16.00 | $15.00 | 30-45 days | • Highest price among revised offers<br>• No financing contingency<br>• Limited due diligence<br>• Limited acquisition history |
| *** | $15.00 | $15.00 | 45-60 days | • Limited due diligence<br>• Requires renegotiation of parachutes for continuing executives<br>• Lowered equity contribution in revised proposal |
| Golden Gate Capital | $14.10 | $14.75 | 20 days | • Lowest price among revised offers<br>• Lowest equity commitment among bidders<br>• Requires consultant survey of distributors prior to closing<br>• Sponsors and lenders completed extensive due diligence<br>• Aggressive pursuit of opportunity |
| Whitney & Company | $15.00 | $14.50 | 45 days | • Sponsors and lenders completed extensive due diligence<br>• Increased equity contribution and price in revised proposal<br>• Industry experience of Sponsor<br>• Aggressive pursuit of opportunity |

# ROUND 2 ANALYSIS

## *Comparison of Proposals*

| Comparison of Financing Proposals | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| Private Equity Group | Per Share Price | Cost of Equity | Assumed Debt | Expense Assumptions | Total Uses of Funds | Herbalife Cash | Debt Financing | Proposed Equity Contribution | Post-Transaction Liquidity |
| *** | $16.00 | $548.7 | $11.9 | Buy Side: $5.0 *<br>Sell Side: $10.0<br>Parachute: $13.7<br>Total: $28.7 | $589.3 | $100.0 * | $0.0 | $489.3 | Cash: $125 *<br>Revolver: n/a<br>Total: n/a |
| *** | $15.00 | $512.4 | $13.9 | Buy Side: $11.3<br>Sell Side: $10.0<br>Parachute: $13.7<br>Total: $35.0 | $561.3 | $175.0 | $270.0 | $116.3 | Cash: $50<br>Revolver: $50<br>Total: $100 |
| Golden Gate Capital | $14.10 | $479.8 | $11.9 | Buy Side: $22.5<br>Sell Side: $10.0<br>Parachute: $13.7<br>Total: $46.2 | $537.9 | $160.0 | $272.0 | $105.9 | Cash: $65<br>Revolver: $25<br>Total: $90 |
| Whitney & Company | $15.00 | $512.4 | $11.9 | Buy Side: $15.0<br>Sell Side: $10.0<br>Parachute: $13.7<br>Total: $38.7 | $563.0 | $175.0 | $265.0 | $123.0 | Cash: $50<br>Revolver: $50<br>Total: $100 |

* (****) did not provide a detailed sources and uses statement. Expense and cash figures are based on discussions between Barrington and ****.

# ROUND 1 ANALYSIS

## *Comparison of Financing Proposals*

**Sources of Funds - Initial Proposal vs. Revised Proposal**


***
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised


***
$270
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised


Golden Gate Capital
$106
$106
$160
$160
$272
$272
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised


Whitney and Company
$265
$265
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised